SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C.  20549


                                  FORM 8-K

                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): February 3, 1995


                           CLARK EQUIPMENT COMPANY
           (Exact name of registrant as specified in its charter)



     Delaware                 1-5646                   38-0425350
(State or other juris-     (Commission                (IRS Employer
diction of incorporation)   File Number)          Identification Number)

100 North Michigan Street
P. O. Box 7008
South Bend, Indiana
(Address of principal                                    46634
executive offices)                                     (Zip Code)


Registrant's telephone number                        (219) 239-0100
including area code





                                                   Total Number of Pages:  6
                                                   Exhibit Index at Page:  3

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ITEM 5.   OTHER EVENTS


On February 3, 1995, Registrant issued two press releases. In the first press release, Registrant announced that it had signed a merger agreement with Club Car, Inc. providing for the acquisition by Registrant of all of the outstanding shares of Club Car, Inc. for a cash price of $25.00 per share, or a purchase price of approximately $237 million. In the second press release, the Registrant announced that its Board of Directors has authorized the Registrant to purchase up to three million shares of its common stock. Copies of these press releases are attached as Exhibit
(99)(a) and Exhibit (99)(b) respectively and incorporated in this Item by reference. The press releases contain certain forward-looking statements about Registrant as defined in paragraph (c) of Rule 3B-6, "Liability for Certain Statements by Issuers" issued pursuant to the Securities Exchange Act of 1934. The forward-looking statements of Registrant published in the press releases are reaffirmed hereby.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit (99)(a) - Registrant's press release regarding its execution of a merger agreement with Club Car, Inc. issued on February 3, 1995.

Exhibit (99)(b) - Registrant's press release regarding the authorization by its Board of Directors to purchase up to three million shares of its common stock issued on February 3, 1995.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CLARK EQUIPMENT COMPANY

                              /s/ John J. Moran, Jr.

                              John J. Moran, Jr.
                              Assistant Secretary



Date: February 3, 1995







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

                           EXHIBIT LIST AND INDEX



                                             Filed Herewith Unless
Exhibit        Description                   Otherwise Indicated

(99)(a)        Registrant's Press Release         Page 4
               regarding its execution of a
               merger agreement with Club
               Car, Inc. issued on
               February 3, 1995.

(99)(b)        Registrant's Press Release         Page 6
               regarding the authorization
               by its Board of Directors to
               purchase up to three million
               shares of its common stock
               issued on February 3, 1995.



































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